Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Reports Third Quarter 2026 Results

Second Consecutive Quarter of Sequential Revenue Growth Led by Continued Data & AI Momentum

PITTSBURGH, PA – October 30, 2026 - Mastech Digital, Inc. (NYSE American: MHH) (“Mastech”), a leading provider of Digital Transformation IT Services, announced today its financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Highlights:

MASTECH DIGITAL, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2026	2025	2026	2025
Revenues:
Data & AI	$14,122	$15,160	$40,190	$46,894
Talent	27,865	33,336	84,327	99,016
Total revenues	$41,987	$48,496	$124,517	$145,910
Gross Margin $ (1):
Data & AI	$5,719	$6,057	$15,854	$18,230
Talent	6,446	7,658	19,335	22,197
Total gross margin $	$12,165	$13,715	$35,189	$40,427
Gross Margin % (1):
Data & AI	40.5%	40.0%	39.4%	38.9%
Talent	23.1%	23.0%	22.9%	22.4%
Total gross margin %	29.0%	28.3%	28.3%	27.7%

GAAP Net Income (Loss)	$7	$941	$171	$(363)
GAAP Diluted Earnings (Loss) Per Share	$0.00	$0.08	$0.01	$(0.03)

Non-GAAP Net Income	$1,222	$3,467	$3,448	$6,053
Non-GAAP Diluted Earnings Per Share	$0.10	$0.29	$0.29	$0.50

(1) Gross margin difference between the supplemental segment and consolidated results primarily reflects non-allocated severance expense of $0.1 million and $0.3 million recorded in cost of goods sold during the third quarter of 2026 and 2025 respectively.

See “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Measures” below.

Total consolidated revenues of $42.0 million during the quarter represented a decrease of 13.4% on a year-over-year basis, but an increase of 1.3% on a sequential basis from the second quarter of 2026. Data and AI segment revenues declined 6.8% on a year-over-year basis but increased 4.7% on a sequential basis from the second quarter of 2026, the second consecutive quarter of sequential growth since 2024. Data & AI segment reported bookings of $10.8 million during the quarter when compared to $8.4 million in the third quarter of 2025. Talent segment revenues declined 16.4% on a year-over-year basis, and a decrease of 0.4% on a sequential basis from the second quarter of 2026, driven by a 21.0% decrease in billable consultants since the third quarter of 2025, as a top ten client continued insourcing services we provide in this segment and we continued to exit lower-margin and non-strategic positions. Strong average bill rate of $92.37, as compared to $89.65 during the third quarter of 2025 reflected a continued focus on revenue quality.

Management Commentary:

Nirav Patel, Mastech's President and Chief Executive Officer, stated, “This quarter marks a significant milestone, as we launched the new Mastech brand and our vision of the Knowledge-first Enterprise. We believe enterprises need to codify the knowledge held by their people, customers, and clients to transform with AI. We are seeing enterprises move past AI experimentation. They now want to put their own data and knowledge to work in production, and that is driving our focus on building trusted data foundations, Applied AI solutions, and the specialized talent that our clients need to deliver AI outcomes at scale.”

“We are pleased to share that our Data & AI segment delivered a second consecutive quarter of sequential revenue growth. Segment revenues grew 4.7% from the second quarter of 2026, and bookings were $10.8 million, up 29.0% from $8.4 million in the same quarter last year. Our focus on high-value work in the Data & AI segment increased gross margins this quarter by 50 basis points year-over-year to 40.5% on a Non-GAAP basis.”

“Our differentiator is the ability to turn a client’s own data and knowledge into practical, Applied AI solutions that deliver outcomes. This quarter, we advanced our Applied AI delivery capabilities, supported by our certified and advanced partner designations, including Solutions Partner for Cloud and AI Platform status in the Microsoft AI Cloud Partner Program. These relationships and designations help us provide our customers access to skilled delivery talent and technical resources as they put AI to work at scale. We expect to continue investing in forward-leaning capabilities into 2027, as we believe they continue to enable growth and progress towards the AI engineering talent and modern data platform practices we have been building."

Balance Sheet & Liquidity Update:

As of September 30, 2026, Mastech had liquidity of $56.2 million, including cash and cash equivalents of $37.9 million and approximately $18.3 million of borrowing capacity available under its credit facility, with no bank debt.

Conference Call:

Mastech will host a conference call to discuss the Company’s third quarter 2026 financial results on October 30, 2026 at 9:00 a.m. Eastern Time. Please register at https://register-conf.media-server.com/register/BI4057cc455c3848bf9bfdb0cf25216dc7 to join telephonically. Once registered, participants will receive the dial-in information and a unique PIN to access the call. The dial-in information and unique PIN will be sent to the email used to register for the call. The unique PIN is exclusive to the registrant and can only be used by one person at a time. A live audio webcast of the conference call can be accessed through the Mastech investor relations website at https://investors.mastech.com, and a webcast replay will be accessible for a limited time following the scheduled call.

About Mastech Digital, Inc.:

Founded in 1986, Mastech (NYSE American: MHH) helps organizations transform their unique enterprise knowledge into business advantage by unlocking the value embedded across their people, operations, data, and systems. Through our expertise in AI, data modernization, cloud and data platforms, and specialized technology talent, we enable enterprises to innovate faster, make smarter decisions, and achieve meaningful business outcomes. By combining trusted data foundations, AI-powered solutions, modern platforms, and expert talent, we help organizations accelerate transformation and thrive in a constantly evolving business environment. Headquartered in Pittsburgh, Pennsylvania, Mastech serves more than 250 enterprise customers globally, delivering the data foundations, AI-powered solutions, and specialized talent needed to help modern, future-ready organizations Thrive on What’s Next.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expenses related to non-cash, stock-based compensation. We exclude these expenses from our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions, and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitate comparisons of our results with other periods.

Severance expense: From time to time, we incur severance expenses related to the termination by the Company of leadership and other key personnel. During the three and nine months ended September 30, 2026, the Company recorded severance expense of approximately $0.2 million, of which approximately $0.1 million was recognized within cost of goods sold. During the three and nine months ended September 30, 2025, the Company recorded severance expense of $1.1 million and $2.7 million, respectively, of which $0.3 million was recognized within cost of goods sold during the third quarter of 2025. The 2025 amounts reflect the departure of our former Chief Financial Officer and other leadership changes, and strategic initiatives undertaken to better align our organizational structure with our long-term growth objectives. Amounts recognized within cost of goods sold were not allocated to the reportable segments and therefore contribute to a gross margin variance between the supplemental segment presentation and the consolidated financial results. We believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Finance and accounting transition expense: During the first quarter of 2025, the Company’s Board of Directors made the decision to implement a long-term cost-cutting initiative to transition the Company’s finance and accounting functions to India. During the three and nine months ended September 30, 2025, the Company incurred $0.9 million and $1.6 million, respectively, of severance and costs related to the duplication of resources and travel during the training and knowledge transfer process. The transition was completed as of December 31, 2025, and no such costs were incurred in 2026. We believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections, and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to, projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow, and projections of and statements regarding the Company’s operations, business, segments, expected financial results, performance, prospects, opportunities, priorities, ongoing objectives, strategies and outlook (including the timing, effectiveness and anticipated results of Company initiatives, strategies, business plans and models). These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market and general economic conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the Company’s strategies, initiatives and expectations concerning its operations, segments and operating results, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic or any other health epidemics or other outbreaks that disrupt day-to-day activities and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2025.

Investor Relations Contact:

Investors@mastechdigital.com

MASTECH DIGITAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30,	December 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$37,939	$36,533
Accounts receivable, net	25,634	26,396
Prepaid and other current assets	6,959	5,647
Total current assets	70,532	68,576
Equipment, enterprise software and leasehold improvements, net	1,248	1,557

Operating lease right-of-use assets, net	2,880	2,534
Deferred income taxes	1,675	2,583
Deferred financing costs, net	24	95
Deferred compensation, net	625	1,000
Non-current deposits	511	530
Goodwill, net of impairment	27,210	27,210
Intangible assets, net of amortization	5,945	7,755
Total assets	$110,650	$111,840
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,142	$3,451
Current portion of operating lease liability	1,151	1,283
Accrued payroll and related costs	11,459	15,391
Other accrued liabilities	774	939
Total current liabilities	16,526	21,064
Long-term liabilities:
Long-term operating lease liability, less current portion	1,601	1,138
Long-term severance liability	-	330
Total liabilities	18,127	22,532
Shareholders' equity:
Common stock, par value $0.01 per share	140	137
Additional paid-in capital	46,381	42,515
Retained earnings	56,598	56,427
Accumulated other comprehensive income (loss)	(3,465)	(2,640)
Treasury stock, at cost	(7,131)	(7,131)
Total shareholders' equity	92,523	89,308
Total liabilities and shareholders' equity	$110,650	$111,840

MASTECH DIGITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2026	2025	2026	2025
Revenues	$41,987	$48,496	$124,517	$145,910
Cost of revenues	29,938	35,035	89,444	105,737
Gross profit	12,049	13,461	35,073	40,173
Selling, general and administrative expenses	12,036	12,641	35,334	41,179
Income (loss) from operations	13	820	(261)	(1,006)
Other income/(expense), net	237	415	1,166	689
Income (loss) before income taxes	250	1,235	905	(317)
Income tax expense (benefit)	243	294	734	46
Net income (loss)	$7	$941	$171	$(363)
Earnings (loss) per share:
Basic	$0.00	$0.08	$0.01	$(0.03)
Diluted	$0.00	$0.08	$0.01	$(0.03)
Weighted average common shares outstanding:
Basic	12,029	11,762	11,956	11,761
Diluted	12,166	11,945	12,063	11,761

MASTECH DIGITAL, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2026	2025	2026	2025
GAAP Net Income (Loss)	$7	$941	$171	$(363)
Adjustments:
Amortization of acquired intangible assets	604	650	1,811	1,949
Stock-based compensation	861	729	2,429	2,338
Severance expense	150	1,084	150	2,725
Finance and accounting transition expense	-	937	-	1,625
Income tax adjustments	(400)	(874)	(1,113)	(2,221)
Non-GAAP Net Income	$1,222	$3,467	$3,448	$6,053
GAAP Diluted Earnings (Loss) Per Share	$0.00	$0.08	$0.01	$(0.03)
Non-GAAP Diluted Earnings Per Share	$0.10	$0.29	$0.29	$0.50
Weighted average common shares outstanding:
GAAP Diluted Shares	12,166	11,945	12,063	11,761
Non-GAAP Diluted Shares	12,166	11,945	12,063	12,032

MASTECH DIGITAL, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2026	2025	2026	2025
Revenues:
Data & AI	$14,122	$15,160	$40,190	$46,894
Talent	27,865	33,336	84,327	99,016
Total revenues	$41,987	$48,496	$124,517	$145,910
Gross Margin %:
Data & AI	40.5%	40.0%	39.4%	38.9%
Talent	23.1%	23.0%	22.9%	22.4%
Total gross margin %(1)	29.0%	28.3%	28.3%	27.7%
Segment Operating Income (Loss):
Data & AI	$150	$1,637	$(779)	$2,866
Talent	617	1,854	2,478	2,427
Subtotal	767	3,491	1,699	5,293
Amortization of acquired intangible assets	(604)	(650)	(1,811)	(1,949)
Severance expense	(150)	(1,084)	(150)	(2,725)
Finance and accounting transition expense	-	(937)	-	(1,625)
Interest income and other, net	237	415	1,167	689
Income (loss) before income taxes	$250	$1,235	$905	$(317)

(1) Gross margin difference between the supplemental segment and consolidated results primarily reflects non-allocated severance expense of $0.1 million and $0.3 million recorded in cost of goods sold during the third quarter of 2026 and 2025 respectively.

Investor Relations Contact:

Investors@mastechdigital.com